Exhibit 3.2
SECOND AMENDED AND RESTATED
CODE OF REGULATIONS, AS AMENDED
OF
FirstMerit Corporation
As of April 15, 2015
ARTICLE I
SHAREHOLDER
     Section 1 - Annual Meeting. The Annual Meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Corporation, or at such other place as may be designated by the Board of Directors and specified in the notice of such meeting within or without the State of Ohio, at such time as the Board of Directors may determine, on the second Wednesday of each April, if not a legal holiday; and, if a legal holiday, then on the next succeeding business day or on such other date as the Board of Directors shall determine.
     Section 2 - Special Meetings. Special meetings of the shareholders of the Corporation may be held on any business day, when called by the President, or by the Board acting at a meeting, or by a majority of the directors acting without a meeting, or by persons who hold not less than fifty percent (50%) of all shares outstanding and entitled to vote thereat. Upon request in writing, delivered either in person or by registered mail to the President, or the Secretary, by any persons entitled to call a meeting of shareholders, which request shall state the objects for which the meeting is to be called, and the business considered and transacted at any such meeting called at the request of shareholders shall be confined to the objects stated in such request, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven (7) or more than sixty (60) days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen (15) days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or provided by these Regulations, or cause such notice to be given by any designated representative.
     Section 3 - Notice of Meetings. Not less than seven (7) nor more than sixty (60) days before the date fixed for a meeting of shareholders, written notice stating the time, place and purposes of such meeting shall be given by or at the direction of the Secretary or an Assistant Secretary, or any other person or persons required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the day preceding the day on which notice is given or, if a record date there for is duly fixed, of record as of said date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation. Notice of the time, place and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholders, which writing shall be filed with or entered upon the records of the meeting. Attendance of any shareholder at a shareholders’ meeting without protesting prior to or at the commencement of the meeting, the lack of notice, shall be deemed a waiver by him of notice of such meeting.
     Section 4 - Quorum; Adjournment. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders, the holders of the shares entitling them to exercise a majority of the voting power of the Corporation present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion; and, provided further, that the holders of a majority of the voting shares represented thereat, whether or not a quorum Is Present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place which is adjourned are fixed and announced at such meeting.
     Section 5 - Proxies. Any shareholder entitled to vote at a meeting of the shareholders may vote in person or may be represented and vote by proxy appointed by an instrument in writing, signed by the shareholder or by his duly authorized agent.
     Section 6 - Approval and Ratification of Acts of Officers and Board. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the Corporation, or of the Board, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by written consent, with or without a meeting of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Corporation.
ARTICLE II
SHARES
     Section 1 - Form of Certificates and Signatures. Each holder of shares is entitled to one or more certificates, signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation, which shall certify the number and class of shares held by him in the corporation, but no certificate for shares shall be executed- or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be facsimile, engraved, stamped or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to such a certificate so countersigned ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.
     Section 2 - Transfer of Shares. Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Corporation or its agents may reasonably require.
     Section 3 - Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner, or his legal representatives, to give the Corporation a bond containing such terms as the Board may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.
     Section 4 - Transfer Agents and Registrars. The Board may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them. The Board shall have authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.
     Section 5 - Closing the Transfer Books. For any lawful purposes, including without limitation, the determination of the shareholders who are entitled to:
          (a) Receive notice of or to vote at a meeting of shareholders;
          (b) Receive payment of any dividend or distribution;
          (c) Receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or
          (d) Participate in the execution of written consents, waivers or releases, the Board may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (a), (b) and (c) above, shall not be more than sixty (60) days preceding the date of the meeting of shareholders or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting, unless the Board or the persons who shall have fixed the original record date shall, subject to the limitations set forth in this Article, fix another date; and, in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The Board may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned.
ARTICLE III
BOARD OF DIRECTORS
     Section 1 - Authority. Except where the law, the Articles of Incorporation, or these Regulations require action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised by the directors.
Section 2 - Number of; Qualifications; Nominations.
(a) The number of directors may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, or by the Board of Directors by the affirmative vote of at least two-thirds (2/3) of the authorized number of directors, but in no event shall the number of directors exceed fifteen (15) or be less than nine (9) without the approval of the holders of shares entitling them to exercise a majority of the voting power of the Corporation. Subject to the foregoing, the number of directors as of April 21, 2010 shall be twelve (12). No reduction in the number of the directors shall of itself have the effect of shortening the term of an incumbent director. A director need not be a shareholder of the Corporation.
(b) Nominations for the election of directors may be made by the Board of Directors (a “Director Nominee”) or by any shareholder entitled to vote in the election of directors (a “Shareholder Nominee”). However, any shareholder entitled to vote in the election of directors at a meeting may nominate a director only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an Annual Meeting of Shareholders, ninety (90) days in advance of the date established by the Code of Regulations for the holding of such meeting, and (b) with respect to an election to be held at a Special Meeting of Shareholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each Shareholder Nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each Shareholder Nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the Shareholder Nominee been nominated, or intended to be nominated, by the Board of Directors, and (e) the consent of each Shareholder Nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
(c) The Corporation shall include in its proxy statement for any Annual Meeting of Shareholders the name, together with the Required Information (defined below), of any Shareholder Nominee identified in a timely notice that satisfies all of the requirements of Article III Subsection 2(b) delivered by one or more shareholders who at the time the request is delivered satisfy, or are acting on behalf of persons who satisfy the ownership and other requirements of both Article III Subsection 2(b) and this Subsection 2(c) (such shareholder or shareholders, and any person on whose behalf they are acting, the “Eligible Shareholder”), and who expressly elects at the time of providing the notice required by Article III Subsection 2(b) have its nominee included in the Corporation's proxy materials pursuant to this Subsection 2(c).
1. For purposes of this Subsection 2(c), the "Required Information" that the Corporation will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) if the Eligible Shareholder so elects, a Statement (defined below).
2. The Corporation shall not be required to include a Shareholder Nominee in its proxy materials for any meeting of shareholders for which (i) the Secretary receives a notice that the Eligible Shareholder has nominated a person for election to the Board of Directors pursuant to the notice requirements set forth in Article III Subsection 2(b) and (ii) the Eligible Shareholder does not expressly elect at the time of providing the notice to have its nominee included in the Corporation's proxy materials pursuant to this Subsection 2(c).
3. The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation's proxy materials pursuant to this Subsection 2(c) but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board Nominees) appearing in the Corporation's proxy materials with respect to a meeting of shareholders shall not exceed 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to Article III Subsection 2(b) (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article III Subsection 2(c) exceeds this maximum number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Corporation's proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the Corporation's capital stock each Eligible Shareholder disclosed as owned in the written notice of the nomination submitted to the Corporation. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. A shareholder shall not be an Eligible Shareholder, and shall not be eligible to participate in a group of shareholders constituting an Eligible Shareholder, if, as of the Final Proxy Access Nomination Date, greater than 20% of the number of directors in office (or if such amount is not a whole number, the closest whole number below 20%) were elected to the Board of Directors pursuant to the submission of such directors’ candidacy under this Subsection 2(c) by such shareholder or any of its affiliates, or by any group of shareholders of which such shareholder or any of its affiliates is or has been a part.
4. An Eligible Shareholder must have owned (as defined below) 3% or more of the Corporation's outstanding capital stock continuously for at least three years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with Article III Subsection 2(b) and the record date for determining shareholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this Subsection 2(c), (i) the shares of common stock owned by one or more shareholders, or by the person or persons who own shares of the Corporation's common stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty, and (ii) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. Within the time period specified in this Subsection 2(c) for providing notice of a nomination, an Eligible Shareholder must provide the following information in writing to the Secretary (in addition to the information required to be provided by Article III Subsection 2(b): (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder's agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder's continuous ownership of the Required Shares through the record date, (ii) the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee and to serving as a director if elected, (iii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be amended, (iv) a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Subsection 2(c), (C) has not engaged and will not engage in, and has not and will not be, a "participant" in another person's "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee or a Board Nominee, (D) will not distribute to any shareholder any form of proxy for the meeting other than the form distributed by the Corporation, (E) intends to continue to own the Required Shares through the date of the meeting, (F) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (G) intends to continue to own the Required Shares for at least one year following the meeting, and (v) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder's communications with the Corporation's shareholders or out of the information that the Eligible Shareholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Article III Subsection 2(c), (C) file with the SEC all soliciting and other materials as required under this Subsection 2(c), and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting. The inspector of elections shall not give effect to the Eligible Shareholder's votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations in clause (iv) above.
5. For purposes of this Article III Subsection 2(c), an Eligible Shareholder shall be deemed to "own" only those outstanding shares of the Corporation's capital stock as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation's capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder's or affiliates' full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall "own" shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder's ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. Whether outstanding shares of the Corporation's capital stock are "owned" for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its shareholders. For purposes of this Subsection 2(c), the term "affiliate" shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.
6. The Eligible Shareholder may provide to the Secretary, within the time period specified in Article III Subsection 2(b) for providing notice of a nomination, a written statement for inclusion in the Corporation's proxy statement for the meeting, not to exceed 500 words, in support of the Shareholder Nominee's candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Article III, the Corporation may omit from its proxy materials any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.
7. The Corporation shall not be required to include, pursuant to this Subsection 2(c), a Shareholder Nominee in its proxy materials (i) for any meeting for which the Secretary receives a notice that the Eligible Shareholder or any other shareholder has nominated a Shareholder Nominee for election to the board of directors pursuant to the requirements of Article III Section 2(b) and does not expressly elect at the time of providing the notice to have its nominee included in the Corporation's proxy materials pursuant to this Subsection 2(c), (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a

"participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of its Code of Regulations, the Corporation's Articles of Incorporation, the listing standards of the principal exchange upon which the Corporation's capital stock is traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a director, trustee, officer or employee with management functions for any depository institution, depository institution holding company or entity, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in the light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, or (x) if the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or fails to comply with its obligations pursuant to this Article III Section 2.
8. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Article III Section 2, as determined by the Board of Directors or the person presiding at the meeting, or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Article III Section 2.
9. The Eligible Shareholder (including any person who owns shares that constitute part of the Eligible Shareholder's ownership for purposes of satisfying this Subsection 2(c)) shall file with the SEC any solicitation or other communication with the Corporation's shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.
10. No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Subsection 2(c).
11. Any Shareholder Nominee who is included in the Corporation's proxy materials for a particular meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the meeting, or (ii) does not receive at least 25% of the votes cast in favor of the Shareholder Nominee's election, shall be ineligible to be a Shareholder Nominee pursuant to this Subsection 2(c) for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been nominated for election.
(d) Notwithstanding the foregoing, the Board of Directors may issue shares of the Corporation’s no par preferred stock (the “Preferred Stock”) with provisions of the Preferred Stock entitling the holders thereof, to elect, as a class, up to two (2) directors (the “Preferred Directors”) on such terms and conditions as may be designated by the Board of Directors upon issuing the Preferred Stock. In the event that holders of the Preferred Stock become entitled to elect Preferred Directors, the number of directors shall be automatically increased by the number of Preferred Directors entitled to be elected. Any other matters with respect to the Preferred Directors, including without limitation, the nomination, election, removal and term of such Preferred Directors, shall be determined by the Board of Directors in the certificate designating the terms of the Preferred Stock.
Section 3 - Election of Directors; Vacancies. Except as otherwise provided by law or by the Articles of Incorporation, and subject to the provisions of this Section 3 and Section 4 of this Article III, directors shall be elected at each Annual Meeting of Shareholders or at a special meeting of shareholders called for the purpose of electing directors. At a meeting of shareholders at which the directors are to be elected, only persons nominated as candidates shall be eligible for election as directors, and the candidates receiving the greatest number of votes shall be elected. In the event of the occurrence of any vacancy or vacancies of the Board, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the unexpired term.
     Section 4 - Term of Office; Resignations; Removal. Directors shall hold office until the next Annual Meeting of Shareholders (provided, however, that the foregoing shall not have the effect of shortening the term of any director to which they have been previously elected) and until their successors are elected, or until their earlier resignation, removal from office, or death. A director may be removed during the term of office for which he or she was elected by shareholders by a vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed. Any director may resign at any time by oral statement to that effect made at a meeting of the Board or in writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time as the director may specify.
     Section 5 - Meetings. Immediately after each Annual Meeting of the Shareholders, the newly elected directors shall hold an organizational meeting at the place where such Annual Meeting was held, for the purpose of electing officers and transacting any other business. Other meetings of the Board may be held at any time within or without the State of Ohio in accordance with these Regulations, resolutions or other act by the Board. The Secretary shall give written notice of the time and place of all meetings of the Board of Directors, other than the organizational meetings, to each member of the Board at least three (3) days before the meeting. Written notice of meetings of the Board of Directors may be waived in writing by any director. The presence of a director at a meeting of the Board of Directors without protesting, prior to or at the commencement of the meeting, a lack of proper notice shall be deemed a waiver by him of notice of such meeting.
     Section 6 - Quorum; Adjournment. A quorum of the Board shall consist of a majority of the directors then in office; provided that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time. If any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a majority of those present except as in these Regulations otherwise expressly provided.
     Section 7 - Appointment of Committees. The Board of Directors may appoint such committees, in addition to the Executive Committee, as it may consider proper, and such committees shall exercise such powers and duties as the Board from time to time may prescribe.
     Section 8 - Contracts. Inasmuch as it is in the best interest of the Corporation to attract as directors men of large and diversified business interests, some of whom are likely to be connected with other corporations with which, from time to time, the Corporation must have business dealings, no contract or other transaction between the Corporation, any other person, corporation or legal entity shall be affected by the fact that directors of the Corporation are partners in, officers or directors of, or otherwise interested in any such other person, corporation or legal entity, provided such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the members of the Board of Directors not so interested
     Section 9 - Bylaws. The Board may adopt bylaws for its own government, not inconsistent with the Articles of Incorporation or these Regulations.
ARTICLE IV
EXECUTIVE COMMITTEE
     Section 1 - Membership; Appointment. The Board may appoint an Executive Committee comprised of not less than five (5) directors, which shall include the Chief Executive Officer and shall also include the Chairman if the Chairman is not also the Chief Executive Officer. The directors may appoint one or more directors as alternative members of the Committee, who may take the place of any absent member or members at any meeting of the Committee. Vacancies in the Executive Committee may be filled at any meeting of the Board.
     Section 2 - Powers; Duties. The Executive Committee shall advise with and aid the officers of the Corporation in all matters concerning its interests and the management of its business. When the Board is not in session, the Executive Committee shall have and may exercise all the powers of the Board, so far as such may be delegated legally, with reference to the conduct of the business of the Corporation, except that the Executive Committee shall not take any action to amend the Articles of Incorporation or the Regulations, to elect directors to fill vacancies of the Board, to fix the compensation of directors for services in any capacity, to fill vacancies on the Executive Committee or change its membership, to elect or remove officers of the Corporation, or to declare dividends.
     Section 3 - Meetings. Regular meetings of the Executive Committee may be held without call or notice at such times and places as the Executive Committee from time to time may fix. Other meetings of the Executive Committee may be called by any member thereof, either by oral, telegraphic or written notice, not later than the day prior to the date set for such meeting. Such notice shall state the time and place of the meeting and, if by telegraph or in writing, shall be addressed to each member at his address as shown by the records of the Secretary. Upon request by any member, the Secretary shall give the required notice calling the meeting. Written notice of meetings of the Executive Committee may be waived in writing by any member thereof. The presence of a member thereof at a meeting of the Executive Committee without protesting prior to or at the commencement of said meeting the lack of proper notice, shall be deemed a waiver by him of notice of such meeting.
     Section 4 - Quorum. At any meeting of the Executive Committee, a majority of its members shall constitute a quorum. Any action of the Executive Committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present.
     Section 5 - Record of Meetings. The Executive Committee shall appoint its Secretary, who shall keep the minutes of the meetings of the Executive Committee and cause them to be recorded in a book kept at his office for that purpose. These minutes shall be presented to the Board from time to time for their information.
ARTICLE V
OFFICERS
     Section 1 - Chairman of the Board; Chairman and Chief Executive Officer. If the Board of Directors determines that one of its members should be Chairman of the Board and elects one of its members to that office, he shall preside at all meetings of the Board of Directors and perform such other duties as shall be assigned to him from time to time by the Board of Directors. The Board of Directors may also, in its discretion, designate such Chairman as “Chairman and Chief Executive Officer” of the Corporation, in which event he shall preside at meetings of shareholders as well as the Board of Directors and, subject to the direction and under the supervision of the Board of Directors or Executive Committee, shall have general charge of the business affairs and property of the Corporation, and control over its officers, agents and employees.
     Section 2 - Election and Designation of Officers. The Executive Officers of the Corporation shall be a Chairman and Chief Executive Officer (if the Board of Directors, in its discretion, determines to make such appointment), a President, one or more Vice Presidents, a Secretary, and a Treasurer, all of whom shall be elected by the Board at its Annual Meeting. There may also be one or more Assistant Secretaries and Assistant Treasurers, as may from time to time be elected by the Board. The President shall be a director, but no one of the other officers need be a director. Any two (2) or more of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged or verified by two (2) or more officers.
     Section 3 - Term of Office; Vacancies. The officers of the Corporation shall hold office until the next organizational meeting of the Board and until their successors are elected, except in case of resignation, death or removal. The Board, without prejudice to the contract rights of such officer, may remove any officer at any time, with or without cause, by a majority vote. The Board may fill any vacancy in any office occurring from whatever reason, may delegate to one (1) or more officers any of the duties of any officer or officers and prescribe the duties of any officer.
     Section 4 - President; Duties. Unless the Board has designated a Chairman of the Board of Directors, the President shall preside at all meetings of the Board. Unless the Board has designated a Chairman and Chief Executive Officer, or if the Chairman and Chief Executive Officer is absent or disabled, or if circumstances prevent the Chairman and Chief Executive Officer from acting, the President shall preside at meetings of shareholders and shall be the Chief Executive Officer of the Corporation and, subject to the direction and control and under the supervision of the Board of Directors and Executive Committee, shall have general charge of the business affairs and property of the Corporation and control over its officers, agents and employees. He shall (subject to the direction of the Chairman and Chief Executive Officer, if such be designated), in general, perform all duties and have all powers incident to the office of President and shall perform such other duties and have such other powers as from time to time may be assigned to him by these Regulations or by the Board of Directors.
     Section 5 - Vice President; Duties. Each Vice President shall have the powers and duties incident to that office and shall have such other duties as may be prescribed from time to time by the Board of Directors or by the President. In case of the absence or disability of the President, or when circumstances prevent the President from acting, the Vice Presidents of the Corporation shall perform all the duties and possess all the authority of the President and shall have priority in the performance of such duties and exercise of such authority in the order of their first election to office. Each Vice President may sign and execute on behalf and in the name of the Corporation, bonds, contracts, instruments and documents authorized by the Board.
     Section 6 - Secretary; Duties. The Secretary shall attend all meetings of the shareholders and of the Board and act as Secretary thereof, and shall keep the minutes thereof in books of the Corporation provided for that purpose and, when required, he shall perform like duties for the standing committees, if any, elected or appointed by the Board; he shall see that proper notice, when required, is given of all meetings of the shareholders and of the Board; he may sign, with the President or any Vice President, on behalf and in the name of the Corporation, all contracts and other instruments authorized by the Board or the Executive Committee; he may sign or his facsimile signature, with that of the President or one of the Vice Presidents, may be used to sign certificates for shares of the capital stock of the Corporation; he shall keep in safe custody the seal of the Corporation and, whenever authorized by the Board or the Executive Committee, shall attest and affix the seal to any contract or other instrument requiring the same; he shall keep in safe custody all contracts and such books, records and other papers as the Board or the Executive Committee may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Corporation during business hours, and he shall, in general, perform all the duties usually incident to the office of Secretary, subject to the control of the Board and the Executive Committee.
     Section 7 - Treasurer; Duties. The Treasurer shall keep or cause to be kept full and accurate accounts of all receipts and disbursements in books belonging to the Corporation, and shall have the care and custody of all funds and securities of the Corporation and deposit such funds in the name of the Corporation in such bank or banks as the Board or the Executive Committee may designate. The Treasurer is authorized to sign all checks, drafts, notes, bills of exchange, orders for the payment of money and any negotiable instruments of the Corporation, but no such instrument shall be signed in blank. He shall disburse the funds of the Corporation as may be ordered by the Board, the Executive Committee, or the President. The Treasurer shall at all reasonable times exhibit the books and accounts to any director and, also, provided the Board or Executive Committee or the President so orders, to any shareholder of the Corporation upon application at the offices of the Corporation by such shareholder during business hours; and he shall give such bonds for the faithful performance of his duties as the Board or the Executive Committee or the President may determine, and he shall perform such other duties as may be incident to his office.
     Section 8 - Other Officers; Duties. The Assistant Secretaries and Assistant Treasurers, if any, in addition to such authority and duties as the Board may determine, shall have such authority and perform such duties as may be directed by their respective principal officers.
ARTICLE VI

COMPENSATION
     The Board, by the affirmative vote of a majority of the directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension, disability and death benefits, for services to the Corporation by directors and officers, or to delegate such authority to one or more officers or directors.
ARTICLE VII
EXECUTION OF CONTRACTS
VOUCHERS AND NEGOTIABLE INSTRUMENTS
     The Board or the Executive Committee may authorize any of the officers of the Corporation or any other person or persons, either singly or with another such officer or person as said Board or Committee may direct, to sign, on behalf of and in the name of the Corporation, contracts, indentures, deeds, conveyances, leases, declarations, communications and other instruments and documents, and the Board or the Executive Committee may authorize any of the officers of the Corporation or any other person or persons, either singly or with another such officer or person as said Board or Committee may direct, to sign on behalf of and in the name of the Corporation, manually or by facsimile signature, checks, drafts, notes, bonds, debentures, bills of exchange and orders for the payment of money. In case any of the officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used, as aforesaid, upon any such document, instrument or security shall cease to be such officer of the Corporation before such document, instrument or security shall have been delivered or issued, such document, instrument or security, upon due delivery or issuance thereof, shall be valid and effective as though the person or persons who signed or whose facsimile signature or signatures were used upon such document, instrument or security had not ceased to be such officer of the Corporation.
ARTICLE VIII
AUTHORITY TO TRANSFER AND VOTE SECURITIES
     The President and each Vice President of the Corporation are each authorized to sign the name of the Corporation and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, and other securities of another corporation owned by the Corporation and to issue the necessary powers of attorney for the same; and each such officer is authorized, on behalf of the Corporation, to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.
ARTICLE IX
SEAL
     The seal of the Corporation shall be circular, about two inches in diameter, with the name of the Corporation engraved around the margin and the word “SEAL” engraved across the center. It shall remain in the custody of the Secretary and it, or a facsimile thereof, shall be affixed to all certificates of the Corporation’s shares. If deemed advisable by the Board of Directors, a duplicate seal may be kept and used by any other officer of the Corporation, or by any Transfer Agent of its shares.
ARTICLE X
AMENDMENTS
     The Regulations of the Corporation may be amended or new Regulations may be adopted by the shareholders at a meeting held for such purpose by an affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or without a meeting by written consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.
ARTICLE XI
OHIO CONTROL SHARE ACQUISITION ACT NOT APPLICABLE
     The provisions of Section 1701.831 of the Ohio Revised Code, as amended, requiring shareholder approval of control share acquisitions, as defined in Section 1701.01(Z) of such Code, as amended, shall not be applicable to the Corporation.